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                                                                    EXHIBIT 10.7

                        LOAN AND STOCK WARRANT AGREEMENT

      Chemokine Therapeutics Corp., a Delaware corporation (the "Company"), and Pharmaceutical Product Development, Inc., a North Carolina corporation ("PPD"), enter into this Loan and Stock Warrant Agreement (this "Agreement"), effective as of October 16, 2002.

                                    RECITALS:

      A. Chemokine and its affiliates have acquired the expertise and related know-how for the design, manufacture and development of high affinity based chemokine-mimetics and chemokine antagonists using a unique technology for treatment of human diseases.

      B. Upon the terms and conditions set forth in this Agreement, the Company wishes for PPD to loan the Company the sum of Two Hundred Fifty Thousand Dollars ($250,000) to be used to fund certain studies which are more particularly set forth below.

      C. In connection with the loan by PPD, the Company shall issue a warrant to PPD giving it the right to purchase shares of Series A Preferred Stock of the Company as hereinafter set forth.

      WHEREFORE, in consideration of the premises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.
                   LOAN OF $250,000 IN FURTHERANCE OF STUDIES;
                               ISSUANCE OF WARRANT

   SECTION 1.01 $250,000 LOAN BY PPD TO THE COMPANY.

      Subject to and upon satisfaction by the Company of the terms and conditions set forth herein (including, without limitation, the issuance by the Company to PPD of the Warrant as provided in SECTION 1.02 below), PPD shall loan to the Company by wire transfer the sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "Loan"). The Company shall execute a promissory note ("Promissory Note") in favor of PPD in the form and upon the terms set forth in
Schedule 1.01 hereto to evidence the Loan. The entire principal balance, accrued interest and other amounts required to be paid under the Promissory Note shall be due and payable on or before the date which is one hundred eighty (180) days from the date hereof (the "Maturity Date").

   SECTION 1.02 ISSUANCE OF STOCK WARRANT BY THE COMPANY TO PPD.

      At or before the Loan Closing (as hereinafter defined), the Company shall issue to PPD a warrant (the "Warrant") to purchase up to Two Million shares of the Company's Series A Preferred Stock (the "Preferred Stock") at a per share price of $1.35. The Warrant shall be exercisable at PPD's sole option and discretion during the Warrant Exercise Period, and shall be in

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the form of SCHEDULE 1.02 attached and incorporated herein by reference. As used herein, the "Warrant Exercise Period" shall commence on the date hereof and terminate on the Warrant Termination Date. The "Warrant Termination Date" shall mean and refer to the date which is forty-five (45) days after the date on which PPD has received the results and findings of the completed Studies as required in SECTION 1.03 below. Shares of Series A Preferred Stock purchased by PPD upon exercise of the Warrant shall be referred to as the "Warrant Shares". The terms of the Preferred Stock are as set forth in the Certificates of Designation filed with the Delaware Secretary of State, a true, accurate and complete copy of which have been furnished by the Company to PPD.

   SECTION 1.03 USE OF LOAN PROCEEDS; STUDIES.

      The Company shall immediately undertake four (4) studies as outlined in
SCHEDULE 1.03 to this Agreement (the "Studies"). The Company shall use the proceeds from the Loan only in connection with and for the purpose of furthering the conduct of the Studies (including reimbursement of funds already expended by the Company in conducting these Studies). The Company shall complete the Studies within one hundred twenty (120) days of the date of this Agreement. The Company shall keep PPD reasonably informed as to the progress of the Studies and shall communicate promptly the results and findings of the Studies to PPD in writing and in such form as PPD reasonably requests, and the appropriate personnel of the Company shall be available to discuss the Studies with PPD. The results and findings of the Studies, together with other factors and information, will assist PPD in determining whether to exercise the Warrant.

   SECTION 1.04 CREDIT TO PURCHASE PRICE.

      If PPD exercises the Warrant prior to the Maturity Date, then PPD may, at its option, elect to receive a credit in the amount of all unpaid principal, accrued interest and any other amounts due under the Promissory Note towards the purchase price of the Warrant Shares. If PPD does not exercise the Warrant prior to the Maturity Date, then:

      (a) If the Company has Two Million Dollars ($2,000,000) or more in liquid assets as of the Maturity Date, then the Company shall repay to PPD in cash all principal, accrued interest and other amounts due under the Promissory Note on the Maturity Date.

      (b) If the Company does not have Two Million Dollars ($2,000,000) or more in liquid assets as of the Maturity Date and if no Event of Default (as said term is defined in the Promissory Note) has then occurred, then the Company may, at its option in lieu of repaying the Loan in cash, issue to PPD on the Maturity Date such number of shares of the Company's common stock, valued at a price of $1.25 per share, as are necessary to satisfy in full all unpaid principal, accrued interest and other amounts due under the Promissory Note.

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   SECTION 1.05 REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES.

      Upon the request of PPD at any time prior to the Warrant Termination Date, the Company shall deliver to PPD a certificate executed by the Chief Executive Officer of the Company which ratifies and confirms the accuracy and completeness of each of the representations and warranties in ARTICLE III hereof as of the date of such certificate (or, if a representation or warranty is no longer then accurate and complete, a statement setting forth in detail the reason therefor).

   SECTION 1.06 FEES AND EXPENSES OF COLLECTION.

      In the event the Company shall default in any of its obligations under the Promissory Note or in the other Transaction Documents, the Company shall pay all attorneys' fees and all related costs of collection or enforcement that may be incurred by PPD in redressing such default.

                                  ARTICLE II.
                         PERFORMANCE OF CLINICAL TRIALS

      In consideration of the extension of the Loan and other valuable consideration, subject to and upon the exercise of the Warrant by PPD, the Company and PPD agree in good faith to negotiate a services agreement pursuant to which PPD shall conduct, on mutually acceptable terms, clinical trials for the Company on compounds which the Company desires to develop. The Company's obligation to negotiate the services agreement with PPD shall be subject to the continuing ability of PPD at such time to have the capacity and expertise to competently conduct such clinical trials.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

      The Company hereby (i) represents and warrants to PPD that the following are true, accurate and complete as of the date hereof, and (ii) acknowledges that PPD is relying on such representations and warranties in entering into this Agreement and the other Transaction Documents (as defined in SECTION 3.02):

   SECTION 3.01 ORGANIZATION, STANDING AND QUALIFICATION.

      The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has no subsidiaries and does not have an equity interest in any other firm, partnership, association or other entity, except Chemokine Therapeutics, Inc., a British Columbia company, that serves as the research arm of the Company in British Columbia. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company or its business.

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   SECTION 3.02 POWER AND AUTHORITY.

      The Company has all requisite power and authority (i) to own its properties and assets and to conduct its business as presently conducted and as proposed to be conducted, (ii) to enter into and perform its obligations under this Agreement and the other Transaction Documents, (iii) to issue the Promissory Note, and (iv) to issue, sell and deliver the Warrant, the Warrant Shares and the shares of common stock of the Company (the "Common Stock") issuable upon conversion of the Warrant Shares (the "Conversion Shares"). This Agreement and the other Transaction Documents have been duly authorized, executed and delivered and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and the availability of specific performance. The Warrant has been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights, right of first refusal, liens, claims or encumbrances, or other restrictions on transfer, except as contemplated by this Agreement and pursuant to federal and state securities laws. The Company has reserved a sufficient number of shares of Preferred Stock and shares of Common Stock for issuance to PPD of the Warrant Shares and the Conversion Shares, respectively, upon the exercise of the Warrant and the conversion of the Warrant Shares into Conversion Shares. Upon exercise of the Warrant and/or conversion of the Warrant Shares into Conversion Shares in accordance with the Warrant and the Certificates of Designation, the Warrant Shares and the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable and not subject to any preemptive rights, rights of first refusal, liens, claims or encumbrances, or any other restrictions on transfer, except as set forth in this Agreement and pursuant to federal and state securities laws. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement, the other Transaction Documents and the transactions contemplated herein and therein has been taken. As used herein, the "Transaction Documents" shall mean and refer, collectively, to this Agreement, the Promissory Note, the Warrant, the Warrant Shares, the Conversion Shares and any other instruments, documents or certificates required by this Agreement to be executed and delivered or otherwise necessary to consummate the transactions contemplated herein.

   SECTION 3.03 NO VIOLATION OF OTHER AGREEMENTS.

      None of the execution and delivery of, or performance by the Company under, this Agreement, the other Transaction Documents or the consummation of the transactions contemplated herein or therein will (i) conflict with or violate any term or provision of the Certificate of Incorporation, Certificates of Designation filed with the Delaware Secretary of State or By-laws of the Company, any term or provision of any other agreement, note or indenture binding upon the Company, or any term or provision of any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets, or (ii) result in the creation or imposition of any lien, charge or other encumbrance upon any of the assets of the Company under any agreement or other instrument to which the Company is a party or by which the Company or its assets may be bound.

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   SECTION 3.04 CAPITAL STRUCTURE.

      The issued and outstanding shares of capital stock of the Company consist of 9,118,564 shares of common stock and 150,000 shares of Series A Preferred Stock. The authorized number of shares of common stock is 24,000,000 shares and the authorized number of shares of Series A Preferred Stock is 6,000,000 shares. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The Company has granted outstanding options and warrants to purchase up to 2,665,734 shares of common stock. Except as disclosed in this paragraph and in SCHEDULE 3.04, (i) there are no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring the Company or others to purchase, redeem or acquire any shares of capital stock or other equity securities of the Company or to pay any dividend or make any other distribution in respect thereof; (ii) there are no securities issued or outstanding which are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) no shares of stock or other securities of the Company are reserved for issuance for any purpose; (iv) there are no voting trusts or other contracts, commitments, understandings, arrangements or restrictions of any kind with respect to the ownership, voting or transfer of shares of stock or other securities of the Company, including without limitation, any preemptive rights, rights of first refusal, proxies or similar rights; and (v) no person holds a right to require the Company to register any securities of the Company under the Act or to participate in any such registration. All issuances by the Company of its securities were (A) exempt from registration under the Securities Act of 1933, as amended, and any applicable state securities laws, and (B) in compliance with all state and federal laws and regulations. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are or will be at Closing as set forth in the Company's Certificate of Incorporation and the Certificates of Designation filed with the Delaware Secretary of State, true, accurate and complete copies of which have been delivered by the Company to PPD, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws.

   SECTION 3.05 CONSENTS AND AUTHORIZATIONS.

      All authority from and approval by any federal, state or local governmental body, commission or agency necessary to the making, validity or enforceability of this Agreement and the other Transaction Documents has been obtained. No consent, authorization or filing of or with any court or governmental authority is required in connection with the consummation by the Company of the transactions contemplated hereby or thereby, or the issuance, sale or delivery of the Warrant, the Warrant Shares issuable upon exercise of the Warrant or the Conversion Shares issuable upon conversion of the Warrant Shares (other than such notifications or filings required under applicable federal or state securities laws, if any, which shall be made on a timely basis.)

   SECTION 3.06 FINANCIAL STATEMENTS.

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      The Company has furnished to PPD the audited, consolidated balance sheets of the Company as of December 31, 2000, and the reviewed, consolidated financial statements of the Company as of December 31, 2001; the audited, consolidated statements of income, stockholders' equity and cash flows of the Company for the year ended December 31, 2000, and the reviewed, consolidated statements of income, stockholders' equity and cash flows of the Company for the year ended December 31, 2001; the unaudited, internally prepared consolidated balance sheet of the Company as of June 30, 2002 (the "Balance Sheet"); and the related unaudited, internally prepared consolidated statements of income, stockholders' equity and cash flows of the Company for the fiscal quarter ended June 30, 2002, and for the period from the beginning of fiscal year 2002 to the end of such fiscal quarter. These financial statements fairly present the financial position of the Company on the date of such statements and the results of the operations of the Company for the period covered. Since the date of the Balance Sheet, (i) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in the Balance Sheet except for changes in the ordinary course of business which in the aggregate have not been materially adverse to the Company's business or prospects and except for those items described in SCHEDULE 3.06 hereto, and (ii) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against. The Company has no material liabilities which are not set forth on the Balance Sheet.

   SECTION 3.07 EVENTS SUBSEQUENT TO THE DATE OF THE BALANCE SHEET.

      Since the date of the Balance Sheet, and other than as set forth in
SCHEDULE 3.07 hereto, the Company has not (i) issued any stock, bond or other corporate security; (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business; (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business; (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security; (v) mortgaged, pledged, encumbered or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable; (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim; (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset; (viii) suffered any loss of property or knowingly waived any right of substantial value whether or not in the ordinary course of business;
(ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice; (x) made any material change in the manner of business or operations of the Company; (xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby; or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

   SECTION 3.08 LITIGATION; COMPLIANCE WITH LAW.

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      There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) arbitration proceeding to which the Company is a party pending under collective bargaining agreements or otherwise; or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including, without limitation, any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis for any of the foregoing. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, prospects, financial condition, operations, property or affairs. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon the Company of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as set forth in SCHEDULE 3.08 hereto, there is no action or suit by the Company pending, threatened or contemplated against others. The Company has materially complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services; the Company has all required permits, licenses and other authorizations required to conduct its business as conducted and as proposed by the Company to be conducted; and the Company has been operating its business pursuant to and in material compliance with the terms of all such permits, licenses and other authorizations. To the best of the Company's knowledge, there is no law, rule, regulation or order, whether federal, state, county or local, which would materially prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting.

   SECTION 3.09 PROPRIETARY INFORMATION AND INTELLECTUAL PROPERTY OF THIRD PARTIES.

      (a) No third party has claimed or, to the best knowledge of the Company, has reason to claim that any person employed by or affiliated with the Company has (i) violated or may be violating any of the terms or conditions of his or her employment, non-competition or non-disclosure agreement with such third party; (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party; or
(iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company that suggests that such a claim might be contemplated. To the best knowledge of the Company, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture, license, or sale of any product or proposed product or the development, offering, or sale of any service or proposed service of the Company. None of the execution or delivery of this Agreement, or the conduct of the Business as presently conducted or as presently proposed to be conducted, will materially conflict with or result in a breach of the terms, conditions or provisions of or constitute a material default under any contract, covenant or instrument under which any such person is obligated.

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      (b) "Intellectual Property" means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, licenses, franchises, confidential information, customer lists, know-how and any other intellectual property rights of any kind that are (i) owned, licensed, or held by the Company; (ii) used, incorporated, or relied upon by the Company in any manner; (iii) used, incorporated, embodied within, pertaining to, or concerning any of the products or proposed products or services or proposed services of the Company; or (iv) necessary, desirable, or used in the operations of the Company (hereinafter, "Company Intellectual Property") as presently conducted or as presently proposed to be conducted. To the best knowledge of the Company, no employee, or consultant of the Company has used in any unauthorized manner any Intellectual Property of any person in the course of his or her work for the Company and the Company has not been sued, charged or threatened with any such claim. The Company has no written or oral agreement with any employee or consultant with respect to the ownership of Intellectual Property created by him or her as a result of which any such employee or consultant may have rights to any Company Intellectual Property. No other person has any rights to any item of Company Intellectual Property. All Company Intellectual Property, all current or proposed products of the Company, and all current or proposed services of the Company are free and clear of all liens, claims, rights, encumbrances or demands of third parties of any kind.

   SECTION 3.10 PATENTS, TRADEMARKS, ETC.

      Set forth in SCHEDULE 3.10 hereto is a list and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses all required licenses or other rights to use all Intellectual Property necessary, desirable, or used in the conduct of its business as conducted, and to the best knowledge of the Company without independent investigation, no claim is pending or threatened to the effect that the operations, products or services of the Company or any Company Intellectual Property infringe upon or conflict with the asserted rights of any other person in any Intellectual Property, and there is no basis for any such claim (whether or not pending or threatened). To the best knowledge of the Company without independent investigation, no claim is pending or threatened to the effect that any right in Company Intellectual Property, or Intellectual Property which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis for any such claim (whether or not pending or threatened). All prior art known to the Company which may be or may have been pertinent to the examination of any United States patent or patent application listed in SCHEDULE 3.10 hereto has been cited to the United States Patent and Trademark Office. To the best of the Company's knowledge, all technical information developed by and belonging to the Company that has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble, distribute, license or sell the products or proposed products or to provide the services or proposed services of the Company.

   SECTION 3.11 TITLE TO PROPERTIES.

      The Company does not own any real property. The Company has good title to its personal properties and assets reflected on the Balance Sheet or acquired by it since the date of the Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Balance Sheet), and, except as disclosed in SCHEDULE 3.11 hereto, all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including, without limitation, easements and licenses), except for liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company, including, without limitation, the ability of the Company to secure financing using such properties and assets as collateral. To the best of the Company's knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of the Company's properties and assets for their respective intended uses and purposes, or the value of such properties, and the Company has not received notice of any special assessment proceedings which would affect such properties and assets.

   SECTION 3.12 LEASEHOLD INTERESTS.

      Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid, subsisting and enforceable agreement, duly authorized and entered into, without any material default of the Company thereunder and, to the best of the Company's knowledge, without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

   SECTION 3.13 INSURANCE.

      The Company maintains, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated. Set forth on
SCHEDULE 3.13 hereto is a list of all insurance maintained by the Company.

   SECTION 3.14 TAXES.

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

      The Company has filed all tax returns (foreign, federal, state, county and local) required to be filed by it. All such returns are correct and complete in all material respects, and the Company has paid all taxes owing (whether or not shown on any such returns), as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation, all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. The Company has established adequate reserves for all taxes accrued but not yet payable. Except as set forth in SCHEDULE 3.14 hereto, all material tax elections of any type that the Company has made as of the date hereof are set forth in the financial statements referred to in SECTION 3.06 above. The federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's foreign, federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien (other than for current taxes not yet due and payable), whether imposed by any foreign, federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. The Company represents and warrants that the Company's net operating losses for Federal income tax purposes, as set forth in the financial statements referred to in Section 3.06 above, are not subject to any limitations imposed by Section 382 of the Internal Revenue Code of 1986, as amended (hereinafter, the "Code"), and the full amount of such net operating losses are available to offset the taxable income of the Company for the current fiscal year and, to the extent not so used, succeeding fiscal years, based on the capital structure of the Company immediately following the exercise of the Warrant by PPD. The Company represents and warrants consummation of the transactions contemplated by this Agreement or by any other agreement, understanding or commitment (contingent or otherwise) to which the Company is a party or by which it is otherwise bound will not have the effect of limiting the Company's ability to use such net operating losses in full to offset such taxable income.

   SECTION 3.15 OTHER AGREEMENTS.

      Except as set forth in SCHEDULE 3.15 hereto, the Company is not a party to or otherwise bound by any written or oral agreement, instrument, commitment or restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operations, property or affairs of the Company or any other material written or oral:

      (a) agreement with any labor union (and, to the knowledge of the Company no organizational effort is being made with respect to any of its employees);

      (b) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of its normal operating requirements;

      (c) agreement for the employment of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except normal severance arrangements and accrued vacation pay;

      (d) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employee of the Company (other than group insurance plans which are not self-insured and are applicable to employees generally);

      (e) agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

      (f) guaranty of any obligation for borrowed money or otherwise;

      (g) voting trust or agreement, stockholders' agreement, pledge agreement, buy-sell agreement, or first refusal or preemptive rights agreement relating to any securities of the Company;

      (h) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;

      (i) agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity securities;

      (j) assignment, license or other agreement with respect to any Intellectual Property;

      (k) agreement under which it has granted any person any registration rights; or

      (l) agreement under which it has limited or restricted its right to compete with any person in any respect.

      The Company, and to the knowledge of the Company, each other party thereto, have in all material respects performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), have received no notice of default and are not in material default (with due notice or lapse of time or both) under any agreement, instrument, commitment, plan or arrangement to which the Company is a party, or by which it or its property may be bound. The Company has no present expectation or intention of not fully performing all its obligations under each such agreement, instrument, commitment, plan or arrangement, and the Company has no knowledge of any breach or anticipated breach by the other party to any agreement, instrument, commitment, plan or arrangement to which the Company is a party.

   SECTION 3.16 LOANS AND ADVANCES.

      Except as set forth in SCHEDULE 3.16 hereto, the Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

   SECTION 3.17 ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS.

      The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

   SECTION 3.18 GOVERNMENTAL APPROVALS.

      No registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of any of the Transaction Documents, the issuance, sale and delivery of the Warrant or, upon exercise thereof, the issuance and delivery of the Warrant Shares and the Conversion Shares, other than filings pursuant to federal and state securities laws (all of which filings have been made by the Company, other than those which are required or permitted to be made after the Closing and which will be duly made on a timely basis) in connection with the issuance of the Warrant, the Warrant Shares and, to the extent applicable, the Conversion Shares.

   SECTION 3.19 DISCLOSURE.

      Neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. To the best knowledge of the Company, none of the statements, documents, certificates or other items prepared or supplied by the Company to PPD at the Loan Closing contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading.

   SECTION 3.20 OFFERING OF THE WARRANT SHARES.

      Neither the Company nor, to the knowledge of the Company, any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Warrant or Warrant Shares or any security of the Company similar to the Warrant or Warrant Shares has offered the Warrant or Warrant Shares or any such similar security for sale to, or solicited any offer to buy the Warrant or Warrant Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and the Company has not taken and has not authorized anyone on its behalf to take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Warrant or Warrant Shares under the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations thereunder, in either case so as to subject the offering, issuance or sale of the Warrant or Warrant Shares to the registration provisions of the Securities Act.

   SECTION 3.21 BROKERS.

      The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

   SECTION 3.22 OFFICERS.

      SCHEDULE 3.22 hereto is a list of the names of the directors and officers of the Company, together with the title or job classification of each such person and the total compensation anticipated to be paid to each such person by the Company in 2002. None of such persons has an employment agreement or understanding, whether oral or written, with the Company, which is not terminable on notice by the Company without cost or other liability to the Company, except as set forth on SCHEDULE 3.22.

   SECTION 3.23 TRANSACTIONS WITH AFFILIATES.

      Except as set forth in SCHEDULE 3.23 hereto, no shareholder, director or officer of the Company, or member of the family of such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock of such corporation, partnership, trust or other entity, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm, other than employment-at-will arrangements in the ordinary course of business.

   SECTION 3.24 EMPLOYEES.

      No officer or key employee of the Company has advised the Company (orally or in writing) that he intends to terminate employment with the Company. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including without limitation provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes.

   SECTION 3.25 ENVIRONMENTAL PROTECTION.

      The Company and the operation of its business are in material compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, including, without limitation, any

Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of any properties owned or leased by the Company, or the conduct of its operations, and the Company is not aware of any basis therefor. The Company has obtained and is maintaining in full force and effect all necessary permits, licenses and approvals, if any, required by all Environmental Laws applicable to the Company's conduct of its business, and is in material compliance with all such permits, licenses and approvals, if any. For the purposes of this Agreement, the term "Environmental Laws" shall mean any federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-to-Know Act and the Resource Conservation and Recovery Act. For purposes of this Agreement, the term "Hazardous Substances" shall include oil and petroleum products, asbestos, polychlorinated biphenyls, urea formaldehyde and any other materials classified as hazardous or toxic under any Environmental Laws.

   SECTION 3.26 ERISA.

      The Company has no "employee benefit plan," as such term is defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that (i) (A) is subject to any provision of ERISA and (B) is maintained or contributed to by the Company, or (ii) (A) is subject to any provision of Title IV of ERISA and (B) is maintained or contributed to by any of the Company's ERISA Affiliates (as defined below) (collectively, an "Employee Plan") that covers any employee of the Company. SCHEDULE 3.26 hereto also lists each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan and (ii) covers any employee or former employee of the Company (each, a "Benefit Arrangement"), copies or descriptions of all of which have been made available or furnished previously to PPD. Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by ERISA, if applicable, and any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement. An "ERISA Affiliate" means any entity that, together with the Company, would be treated as a single employer under
Section 414 of the Code. No employee of the Company will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

   SECTION 3.27 PERMITS AND LICENSES.

      The Company has obtained all material licenses, permits and other governmental authorizations necessary to conduct its business as presently conducted.

   SECTION 3.28 NO CURRENT VIOLATIONS.

      The Company and the operation of its business as now operated are not in violation of: (i) its Certificate of Incorporation or Bylaws; (ii) any indenture, mortgage, deed of trust, note, lease or other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its assets may be subject; (iii) any statute, rule or regulation currently applicable to the Company; or (iv) any judgment, decree or order applicable to the Company.

   SECTION 3.29 CONFLICT OF INTEREST.

      Except as set forth in Schedule 3.29 hereto, the Company and its executive officers have no interest (other than as holders of securities of a publicly traded company), either directly or indirectly, in any entity, including, without limitation thereto, any corporation, partnership, joint venture, proprietorship, firm, person, licensee, business or association (whether as an employee, officer, director, stockholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services, or designs, produces and/or sells any products, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to become engaged; (ii) is a supplier, customer, or creditor of the Company, or has an existing contractual relationship with any of the Company's managing employees; or (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the conduct of the Company's business.

                                  ARTICLE IV.
                            COVENANTS OF THE COMPANY

      The Company covenants and agrees with PPD that:

   SECTION 4.01 FINANCIAL STATEMENTS, REPORTS, ETC.

      Until the repayment or satisfaction of the Promissory Note in full and so long as PPD has a right to purchase or holds, in the aggregate, 750,000 or more of the Warrant Shares or Conversion Shares, or a combination thereof (which number of shares shall be proportionately adjusted for stock splits, combinations, reclassifications, mergers, consolidations, reorganizations or otherwise), the Company shall furnish to PPD (and to any holder of the Warrant, the Warrant Shares and/or the Conversion Shares who, in the aggregate, has a right to purchase or holds 750,000 or more of the Warrant Shares or the Conversion Shares, or a combination thereof):

      (a) within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year and the related, consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, each reviewed and independently prepared in accordance with Generally Accepted Accounting Principles;

      (b) within forty-five (45) days after end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income, stockholders' equity and cash flows, unaudited and internally prepared in accordance with Generally Accepted Accounting Principles (other than accompanying notes), such consolidated balance sheet to be as of the end of such fiscal quarter and such consolidated statements of income, stockholders' equity and cash flows to be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, in each case with comparative statements for the prior fiscal year;

      (c) within thirty (30) days after the end of each month in each fiscal year (other than the last month in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income, stockholders' equity and cash flows, unaudited and internally prepared in accordance with Generally Accepted Accounting Principles (other than accompanying notes), such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, stockholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year;

      (d) at the time of delivery of each quarterly statement pursuant to
SECTION 4.01(b), a management narrative report explaining all significant variances from forecasts, and all significant current developments in staffing, clinical trials, compound development, financings, marketing, sales and operations;

      (e) no later than thirty (30) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

      (f) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in
SECTION 3.08 that could materially adversely affect the Company or any of its subsidiaries, if any;

      (g) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its stockholders, directors or lenders; and

      (h) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as PPD may reasonably request.

   SECTION 4.02 RESERVE FOR WARRANT SHARES AND CONVERSION SHARES.

      The Company shall at all times reserve and keep available out of its authorized but unissued shares of Preferred Stock and Common Stock, for the purpose of effecting the exercise of the Warrant and the conversion of the Warrant Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Preferred Stock and shares of its Common Stock as shall be sufficient to effect the exercise of the Warrant and the conversion of the Warrant Shares into the Conversion Shares from time to time or otherwise to comply with the terms of this Agreement.

   SECTION 4.03 NEGATIVE COVENANTS.

      During the period of time commencing upon the execution of this Agreement and ending on the later of the Warrant Termination Date or the date on which the Promissory Note is satisfied in full, the Company shall not:

      (a) effect a change in the Company's authorized capital stock; grant any stock option or right to purchase shares of capital stock of the Company at a price below $1.25 per share for the Company's common stock or $1.35 per share for the Company's Series A Preferred Stock or any other preferred stock of the Company; purchase, redeem, retire, or otherwise acquire any shares of its capital stock; or declare or pay any dividend or other distribution or payment in respect of shares of capital stock;

      (b) amend its Certificate of Incorporation or any Certificate of Designation of the Company;

      (c) pay or increase any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee or enter into any employment, severance, or similar contract with any director, officer, or stockholder (except in the ordinary course of business);

      (d) adopt or increase payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company (except in the ordinary course of business);

      (e) assume, guaranty, endorse or otherwise become directly or contingently liable for the obligations of a person or entity, except guaranties by endorsement of negotiable instruments for deposit or collection;

      (f) sell, lease or otherwise dispose of any of its assets other than in the ordinary and usual course of business;

      (g) make a loan to any director, officer, subsidiary or other person or entity; or

      (h) redeem any of the capital stock of the Company.

   SECTION 4.04 USE OF PROCEEDS.

      If the Warrant is exercised, PPD may direct that the Company limit its use of the proceeds therefrom for the continued development and/or commercialization of one or more products and services that are the subject of the Studies. If so requested by PPD, the Company and PPD shall enter into such agreements as reasonably necessary to effect the same.

   SECTION 4.05 PAYMENT OF DOCUMENTARY, STAMP AND OTHER TAXES.

      The Company shall pay any and all documentary, stamp, transfer and other taxes that may become due and payable with respect to or as a result of the issuance and delivery of the Warrant, the Warrant Shares, the Conversion Shares and/or any other Transaction Documents.

   SECTION 4.06 CORPORATE EXISTENCE.

      The Company (a) shall maintain and cause each of its subsidiaries (if any) to maintain, their respective corporate existence, good standing, rights and franchises in full force and effect, and (b) remain qualified as a foreign corporation in each jurisdiction where such qualification is required.

   SECTION 4.07 PROPERTIES, BUSINESS, INSURANCE.

      The Company shall maintain and cause each of its subsidiaries (if any) to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient.

   SECTION 4.08 INSPECTION, CONSULTATION AND ADVICE.

      The Company shall permit and cause each of its subsidiaries (if any) to permit PPD (or its assignee or successor) and such persons as it may designate, so long as PPD (or any successor or assignee) shall own at least seven hundred fifty thousand (750,000) Warrant Shares or Conversion Shares, or a combination thereof (which number of shares shall be proportionately adjusted for stock splits, combinations, reclassifications, mergers, consolidations, reorganizations or otherwise), at its expense, to visit and inspect any of the properties of the Company and its subsidiaries; examine their books and take copies and extracts therefrom; and discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with PPD and such designees such affairs, finances and accounts), all during normal business hours and upon reasonable notice and as often as may be reasonably requested but not more than once per calendar quarter; provided, however, that the Company shall not be obligated to provide any information that it reasonably considers to be a trade secret or to contain confidential information.

   SECTION 4.09 RESTRICTIVE AGREEMENTS PROHIBITED.

      Neither the Company nor any of its subsidiaries shall become a party to any agreement that by its terms restricts the ability of the Company to perform its material obligations under any of the Transaction Documents.

   SECTION 4.10 TRANSACTIONS WITH AFFILIATES.

      Except for transactions contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than five percent (5%) of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than five percent (5%) of the outstanding capital stock of such corporation, partnership, trust or other entity, except for transactions on customary terms related to such person's employment.

   SECTION 4.11 MEETINGS OF BOARD OF DIRECTORS.

      The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least once each quarter.

   SECTION 4.12 ACTIVITIES OF SUBSIDIARIES.

      The Company will not organize or acquire any entity that is a subsidiary unless such subsidiary is wholly owned (directly or indirectly) by the Company. Neither the Company nor any subsidiary of the Company will consolidate or merge into or with another entity or sell, license, sublicense, assign or transfer all or substantially all of its assets, except that any subsidiary may merge into or sell or transfer assets to the Company. The Company shall not sell, license, sublicense, assign or transfer all or any part of the Restricted Products (as defined below). The Company shall not sell or otherwise transfer any shares of capital stock of any subsidiary, or permit any subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any subsidiary or to sell all or substantially all of such subsidiary's assets, except to the Company or except in exchange for fair value. Neither the Company nor any subsidiary of the Company shall purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company. As used herein, "Restricted Products" means the compounds listed in SCHEDULE 1.03 hereto, together with all products, services and technology related thereto or derived therefrom.

   SECTION 4.13 COMPLIANCE WITH LAWS.

      The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which would materially adversely affect its business or condition, financial or otherwise.

   SECTION 4.14 KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

      The Company shall keep, and cause each subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with Generally Accepted Accounting Principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

   SECTION 4.15 CHANGE IN NATURE OF BUSINESS.

      The Company shall not make, or permit any subsidiary to make, any material change in the nature of its business as now conducted and as proposed to be conducted.

   SECTION 4.16 QUALIFIED SMALL BUSINESS STOCK.

      The Company shall submit to its stockholders (including PPD) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and any related Treasury Regulations. In addition, within ten (10) days after PPD has delivered to the Company a written request therefor, the Company shall deliver a written statement informing PPD whether PPD's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code. The Company's obligation to furnish a written statement pursuant to this SECTION 4.16 shall continue notwithstanding the fact that a class of the Company's stock may be traded on an established securities market.

   SECTION 4.17 ADDITIONAL NEGATIVE COVENANTS.

      For the period set forth in SECTION 4.18 below, the Company shall not:

      (a) effect a change in the Company's authorized capital stock; grant any stock option or right to purchase shares of capital stock of the Company at a price below $1.25 per share for the Company's common stock or $1.35 per share for the Company's Series A Preferred Stock or any other preferred stock of the Company; issue any shares of the Company's Preferred Stock at price below $1.35 per share; purchase, redeem, retire, or otherwise acquire any shares of its capital stock; or declare or pay any dividend or other distribution or payment in respect of shares of capital stock;

      (b) amend its Certificate of Incorporation or any Certificate of Designation of the Company; or

      (c) sell, lease or otherwise dispose of any of its assets other than in the ordinary and usual course of business.

   SECTION 4.18 TERMINATION OF COVENANTS.

      All of the covenants set forth in SECTIONS 4.01 through 4.05 shall remain in full force and effect until the Company has fulfilled such covenant or until expiration of the time period provided for therein. If the Warrant is not exercised, then all of the covenants set forth in SECTIONS 4.06 through 4.17 shall terminate and be of no further force or effect upon the later of the Warrant Termination Date or the date on which the Promissory Note is satisfied in full. If the Warrant is exercised, all of the covenants set forth in SECTIONS
4.06 through 4.17 shall terminate and be of no further force and effect only when PPD (or any successor or assignee) ceases to hold less than 750,000 of the Warrant Shares or the Conversion Shares, or a combination thereof (which number of shares shall be proportionately adjusted for stock splits, combinations, reclassifications, mergers, consolidations, reorganizations or otherwise).

                                   ARTICLE V.
                         CONDITIONS OF PPD'S OBLIGATION

      The obligation of PPD to extend the Loan to the Company is subject to the following additional conditions:

   SECTION 5.01 ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE.

      Each of the representations and warranties of the Company shall be true and correct when made on the date hereof and on and as of the closing of the Loan (the "Loan Closing") as though made on and as of the Loan Closing. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Loan Closing.

   SECTION 5.02 CERTIFICATE OF COMPANY.

      PPD shall have received a certificate of the Chief Executive Officer of the Company, dated as of the Loan Closing, certifying, in such detail as PPD may reasonably request, as to the fulfillment of the conditions set forth in this
Article V.

   SECTION 5.03 DELIVERIES.

      The Company shall have delivered to PPD (i) a current good standing certificate from the secretary of state of its jurisdiction of incorporation and each jurisdiction in which the Company is qualified to do business as a foreign corporation, (ii) certified resolutions of the Company's Board of Directors approving this Agreement, and the transactions and agreements contemplated by this

Agreement, (iii) certified copies (including all amendments thereto and restatements thereof) of the Company's Certificate of Incorporation, any Certificate of Designation filed by the Company with the Delaware Secretary of State, and of the Company's Bylaws, and (iv) a certificate of incumbency certifying as to the names of the officers and directors of the Company and as to the signatures of the officers of the Company authorized to execute this Agreement and the other Transaction Documents.

   SECTION 5.04 NO MATERIAL ADVERSE CHANGES.

      On or prior to the date hereof and at the Loan Closing, the Chief Executive Officer of the Company shall have provided a certificate to PPD confirming (i) that there have been no material and adverse changes in the condition (financial or otherwise), prospects, properties, assets, liabilities, business or operations of the Company since the date of the Balance Sheet, and
(ii) the absence of material undisclosed liabilities.

   SECTION 5.05 OPINION OF COUNSEL.

      There shall have been delivered to PPD a signed opinion of counsel to the Company, dated as of the Loan Closing, substantially in the form attached as
SCHEDULE 5.05 and acceptable to PPD and its counsel.

   SECTION 5.06 GENERATION OF ADDITIONAL CASH.

      During the period commencing on September 1, 2002 and terminating on the date of the Loan Closing, the Company shall have raised at least Three Hundred Thousand Dollars ($300,000) in additional cash through the issuance of its common stock or shares of its Series A Preferred Stock (the "Pre-closing Issuance"). No shares of common stock shall have been sold in the Pre-closing Issuance at a per share price of less than $1.25 and no shares of Series A Preferred Stock shall have been sold in the Pre-closing Issuance at a per share price of less than $1.35. The Company also shall have provided to PPD on or before the Loan Closing a written summary of the Pre-closing Issuance (which shall include, without limitation, the number of shares sold, the price per share, the identity of the purchaser(s), etc.), together with such other information concerning the Pre-closing Issuance that PPD may reasonably request.

   SECTION 5.07 MINIMUM CASH BALANCE.

      At the Loan Closing, the Company shall have delivered to PPD an unaudited, internally prepared consolidated balance sheet of the Company as of the Loan Closing date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall (i) reflect a balance of cash and cash equivalents of no less than $440,000 as of such date, and (ii) be certified as true and accurate by the President of the Company.

                                   ARTICLE VI.
                                     NOTICES

      All communications hereunder will be in writing and, except as otherwise expressly provided by like notice by one party to the other of a change of address, will be hand-delivered, sent by U.S. certified mail, return receipt requested, or telefaxed (with a written record of completed transmission to the applicable number) to:

                  Company:          Chemokine Therapeutics Corp.
                                    19000 MacArthur Boulevard
                                    Suite 500
                                    Irvine, CA 92612
                                    Attn: Hassan Salari, President
                                    Telefax number: 604-822-0302.

                  Copies to:        Chemokine Therapeutics Corp.
                                    McGuardian Bldg.
                                    2386 East Mall
                                    Room 208 Vancouver, BC V6T 1Z3
                                    Telefax number: 604-822-0302

                                    Russell M. Frandsen
                                    Squire Sanders & Dempsey L.L.P.
                                    801 South Figueroa Street
                                    14th Floor
                                    Los Angeles, CA 90017
                                    Telefax number: 213-623-4581

                  PPD:              Pharmaceutical Product Development, Inc.
                                    3151 South 17th Street
                                    Wilmington, NC  28412
                                    Attn: Judd Hartman, Esq., General Counsel
                                    Telefax number: 910-772-6951

All notices shall be deemed given and received on the date of delivery, if hand-delivered or sent by facsimile, or on the date of receipt or refusal of receipt, as evidenced by the certified mail receipt, if sent by U.S. mail. Any change of address notice shall not be effective without ten (10) days prior written notice to the other party.

                                  ARTICLE VII.
                                  MISCELLANEOUS

   SECTION 7.01 CAPTIONS.

      All captions contained in this Agreement are for reference only and do not interpret, define, or limit the scope, extent, or intent of this Agreement or any of its provisions.

   SECTION 7.02 COUNTERPART EXECUTION.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, with the same effect as if all parties had executed the same counterpart. All counterparts shall be construed together and shall constitute one Agreement.

   SECTION 7.03 TIME.

      Time is of the essence of this Agreement.

   SECTION 7.04 INTEGRATED AGREEMENT.

      This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties; there are no agreements, understandings, restrictions, representations, or warranties other than those set forth in this Agreement.

   SECTION 7.05 NUMBER; GENDER; DOLLARS.

      As used in this Agreement and when required by the context, the singular number shall include the plural and the masculine gender shall include the feminine and neuter genders and the word "person" shall include corporation, firm, partnership, individual, or other form of association. All references to "dollars" or "$" in this Agreement shall mean and refer to dollars in United States currency.

   SECTION 7.06 NO WAIVER.

      No term or provision of this Agreement shall be waived or any breach of this Agreement excused except in writing signed by the party that is claimed to have so waived or excused. No waiver of any provision of this Agreement shall constitute a waiver of any other provision. Any consent or waiver by any party to any breach of this Agreement by the other party, whether expressed or implied, shall not constitute a consent to, waiver of, or excuse for, any other breach. The failure of any party to give notice to the other party, or to take any other step in respect of, any breach of any provision of this Agreement shall not constitute a waiver thereof. Acceptance of payment by a party after the breach of any provision of this Agreement by the other party shall not constitute a waiver thereof.

   SECTION 7.07 AMENDMENT.

      This Agreement may be amended only by an instrument in writing signed by all parties that expressly refers to this Agreement and specifically states that it is intended to amend it. Furthermore, this Agreement may not be modified by an oral agreement even though supported by new consideration.

   SECTION 7.08 SURVIVAL OF WARRANTIES.

      The representations and warranties set forth in this Agreement shall survive the execution of this Agreement, any termination of this Agreement prior to the closing of the Loan due to the Company's inability to satisfy any conditions to the extension of the Loan contained herein, the closing of the Loan, the issuance of the Warrant and the issuance of the Warrant and Conversion Shares (if applicable), and shall in no way be affected by any investigation of the subject matter thereof by or on behalf of PPD.

   SECTION 7.09 ASSIGNMENT.

      This Agreement, and all rights and obligations hereunder, are personal to the parties, and, except as otherwise provided herein and except for the right of PPD to assign and transfer the Warrant, the Warrant Shares and/or the Conversion Shares, neither this Agreement nor any of the rights or obligations hereunder may be assigned or delegated by a party without the prior written consent of the other party, which shall not be unreasonably withheld. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

   SECTION 7.10 EXPENSES.

      Except as specifically provided in this Agreement, each party hereto shall bear its own fees and expenses associated with the preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby

   SECTION 7.11 REMEDIES.

      Each party shall be entitled to exercise all remedies at law or in equity. All remedies shall be cumulative. The pursuit by one party of a particular remedy shall not constitute a waiver of any right to pursue any other remedy, either concurrently or subsequently to seeking any other remedy. A waiver of one remedy at one point in time shall not constitute a waiver of the same remedy at another point in time. A party shall be entitled to prejudgment interest at the highest legal rate from the time of default until the time of judgment, and shall be entitled to postjudgment interest at the highest legal rate until the judgment is satisfied.

   SECTION 7.12 DRAFTING AGREEMENT.

      The parties are of equal bargaining strength and have had the opportunity to discuss and negotiate this Agreement in detail. Each of the parties waives all provisions of law that would otherwise require this Agreement to be construed against the party drafting this Agreement. Each party shall be deemed to have drafted this Agreement.

   SECTION 7.13 FURTHER ASSURANCES.

      The parties shall from time to time, without further consideration, do and perform all such further acts and things and execute all such further documents and instruments that may be reasonably requested to ensure the carrying out of the intent and purpose of this Agreement. Each party shall perform its obligations under this Agreement in accordance with all applicable laws, rules, and regulations now or hereafter in effect. Except where expressly stated to the contrary in this Agreement, all rights and remedies specified are cumulative and are not exclusive of any rights or remedies provided by law or in equity.

   SECTION 7.14 RELATIONSHIP BETWEEN THE PARTIES.

      This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between the parties. No party shall have the right to obligate or bind the other party in any manner whatsoever. Neither party is an agent of the other party.

   SECTION 7.15 SEVERABILITY.

      If any provision in this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

   SECTION 7.16 BINDING ON SUCCESSORS.

      This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.

   SECTION 7.17 TERMINATION OF PPD'S OBLIGATION

      The obligation of PPD to extend the Loan shall terminate, without further notice or election, in the event all of the conditions contained herein to the extension of the Loan (including, without limitation, the conditions set forth in Article V above) are not satisfied in full on or before November 8, 2002, whereupon PPD shall have no further obligation, liability or responsibility under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                 EXECUTION PAGE

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

Chemokine Therapeutics Corp.            Pharmaceutical Product Development, Inc.

By: ________________________________    By: ________________________________
      Dr. Hassan Salari, President      Title: _____________________________

                                  SCHEDULE 1.01

                                 PROMISSORY NOTE

$250,000.00                                                    October ___, 2002

      FOR VALUE RECEIVED, CHEMOKINE THERAPEUTICS CORP., a Delaware corporation ("Maker"), promises to pay to the order of PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation (herein, together with any subsequent holder of this Note, referred to as "Payee"), in lawful money of the United States of America, the principal sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), together with interest in arrears on the unpaid principal balance at an annual rate equal to ten percent (10%) (the "Rate"), in the manner and subject to the terms and conditions set forth hereinbelow. Interest shall be calculated on the basis of actual days elapsed over a 360-day year.

      This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Loan and Stock Warrant Agreement dated October __, 2002, by and between Maker and Payee (the "Loan Agreement"), and is subject to the terms and conditions of the Loan Agreement, which are, by this reference, incorporated herein and made a part hereof. However, neither this reference to the Loan Agreement nor any provision thereof shall impair the absolute and unconditional obligation of Maker to pay the principal and interest on this Note as herein provided. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Loan Agreement.

1.    PAYMENTS

      1.1 PRINCIPAL AND INTEREST

            (a) Interest shall accrue at the Rate and shall be payable on the Maturity Date. As used herein, the "Maturity Date" shall mean and refer to _________________, 2003.

            (b) The entire unpaid principal balance, accrued interest and all other amounts due under this Note shall be due and payable in full on the Maturity Date. Payments made by Maker to Payee shall be applied in such order as Payee may determine in Payee's discretion.

      1.2 CREDIT TO PURCHASE PRICE; PAYMENT IN SHARES

      Pursuant to the terms of the Loan Agreement, Maker has issued the Warrant to Payee contemporaneously with the extension of the Loan by Payee to Maker. If Payee exercises the Warrant in accordance with its terms prior to the Maturity Date, then Payee may, at its option, elect to receive a credit in the amount of all unpaid principal, accrued interest and any other amounts due under this Note towards the purchase price of the Warrant Shares. If Payee does not exercise the Warrant prior to the Maturity Date, then:

            (a) If Maker has Two Million Dollars ($2,000,000) or more in liquid assets as of the Maturity Date, then Maker shall repay to Payee in cash all principal, accrued interest and other amounts due under this Note on the Maturity Date.

            (b) If Maker does not have Two Million Dollars ($2,000,000) or more in liquid assets as of the Maturity Date and if no Event of Default has then occurred, then Maker may, at its option in lieu of repaying the Loan in cash, issue to Payee on the Maturity Date such number of shares of Maker's common stock, valued at a price of $1.25 per share, as are necessary to satisfy in full all unpaid principal, accrued interest and other amounts due under this Note.

      1.3 MANNER OF PAYMENT

      All payments of principal and interest on this Note, whether in cash or in shares of stock in accordance with Section 1.2 above, shall be made to Payee at 3151 Seventeenth Street Extension, Wilmington, NC 28412, or at such other place in the United States of America as Payee shall designate to Maker in writing. All cash payments of principal and interest on this Note shall be made by certified or bank cashier's check or by wire transfer of immediately available funds to an account designated by Payee in writing. All payments shall be made without set-off, counterclaim or deduction of any kind. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of North Carolina.

      1.4 PREPAYMENT

      Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this
Note in cash, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment.

2.    DEFAULT

      2.1 EVENTS OF DEFAULT

      An "Event of Default" shall occur under this Note upon the happening of any one or more of the following events: (a) in the event of default in the repayment of the entire principal balance, accrued interest and other amounts due hereunder on or before the Maturity Date; (b) any other breach or default in payment or performance by Maker of any covenant, term, obligation or agreement under this Note or under any of the other Transaction Documents which is not cured within any applicable cure period (or, if no cure period is prescribed, then within ten (10) days of receipt by

Maker of notice of default from Payee); or (c) in the event of the dissolution, insolvency, receivership, bankruptcy (voluntary or involuntary), assignment for the benefit of creditors or reorganization under any bankruptcy or similar laws of the Maker.

      2.2 REMEDIES

      Upon the occurrence of an Event of Default, the entire unpaid principal balance of this Note, together with all accrued interest and any other amounts due hereunder, shall be immediately due and payable, whereupon Payee, at its option, may (a) exercise any and all rights and remedies available to Payee under the Transaction Documents, and (b) exercise any and all rights and remedies available to Payee under applicable law. All rights and remedies available to Payee to redress an Event of Default, whether granted herein or otherwise, shall be cumulative and may be exercised singly or concurrently and/or from time to time in Payee's discretion.

      2.3 COSTS OF COLLECTION

      Upon an Event of Default, Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees and costs of collection not to exceed fifteen percent (15%) of the unpaid principal and interest of this Note.

      2.4 NOTICE BY MAKER

      Maker shall notify Payee in writing of the occurrence of an Event of Default immediately upon Maker's acquiring knowledge of such occurrence.

      2.5 DEFAULT RATE OF INTEREST

      From and after the date of the occurrence of an Event of Default, accrued interest on the outstanding principal hereunder shall be calculated at the rate of twelve percent (12%) per annum.

3.    MISCELLANEOUS

      3.1 WAIVER

      All parties to this Note, including any co-makers, endorsers, sureties and guarantors, hereby waive presentment for payment, demand, protest, notice of nonpayment or dishonor, and any and all other notices and demands whatsoever, and any and all defenses on the grounds of (a) any extension of time for payment which may be granted by the holder of this Note or any other amendment to or modification of this Note, (b) any release, surrender, exchange, modification or substitution of any security for this Note, and (c) any failure to assert any legal rights available to the holder of this Note. All parties to this Note, including any co-makers, endorsers, sureties and guarantors, agree to remain bound until the entire indebtedness evidenced by this Note is paid in full. Maker acknowledges the sufficiency and receipt of the full consideration required of Payee for this Note and that this Note is the legal and binding obligation of the Maker, enforceable in accordance with its terms. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor the delay in enforcing any right, power or privilege under this Note will operate as a waiver or release of any such right, power or privilege and no single or cumulative exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by law, (i) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by Payee; (ii) no waiver that may be given to Maker will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note.

      3.2 NOTICES

      Any notice required or permitted to be given hereunder shall be given in accordance with the terms of the Loan Agreement.

      3.3 SEVERABILITY

      If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      3.4 GOVERNING LAW

      This Note will be governed by the laws of the State of North Carolina without regard to conflicts of laws principles and without regard to the location of any Maker, any guarantor hereof, or of any properties or assets granted as security for this Note.

      3.5 PARTIES IN INTEREST

      This Note shall bind each Maker and its successors and assigns and inure to the benefit of Payee and its successors and assigns. No Maker may assign its rights or obligations hereunder without the prior written consent of Payee.

      3.6 SECTION HEADINGS; CONSTRUCTION

      The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof. This Note may not be amended, changed or modified in any respect except by a written document which has been executed by Maker and Payee.

      3.7 TIME OF THE ESSENCE

      Time is of the essence with respect to all dates and time periods set forth in this Note.

      3.8. JURISDICTION; VENUE

      Maker hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Note may be instituted in the Superior Court in New Hanover County, North Carolina or in the United States District Court for the Eastern District of North Carolina. Maker consents to the jurisdiction of such courts and waives any objection to the maintenance of any legal action or proceeding in any state or federal courts of the State of North Carolina on the basis of improper venue or inconvenient forum.

      IN WITNESS WHEREOF, and intending to be legally bound hereby, Maker has caused its duly authorized officer to execute this Note under seal as of the date first written above.

MAKER:                                      CHEMOKINE THERAPEUTICS CORP.

                                            By: _____________________________
                                            Name: ___________________________
                                            Title: __________________________

                                  SCHEDULE 1.02

                                WARRANT AGREEMENT

      THIS WARRANT AGREEMENT (the "Agreement"), dated as of October __, 2002, is made and entered into by and between CHEMOKINE THERAPEUTICS CORP., a Delaware corporation (the "Company"), and PHARMACEUTICAL PRODUCT DEVELOPMENT, INC. (the "Warrantholder").

      This Agreement is executed and delivered pursuant to the terms and conditions of that certain Loan and Stock Warrant Agreement of even date by and between the Company and the Warrantholder (the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. Pursuant to and in accordance with the terms and conditions of the Loan Agreement, the Company agrees to issue and sell, and the Warrantholder agrees to purchase, for a purchase price of $1.00, warrants, as hereinafter described (the "Warrants"), to purchase a number of shares (the "Shares"), subject to adjustment pursuant to the terms hereof, of the Company's Series A Convertible Preferred Stock, $.001 par value (the "Preferred Stock"). The Shares may be converted into shares of the Company's common stock, $.001 par value ("Conversion Shares"), according to the terms of the Certificate of Designations of Chemokine Therapeutics Corp. dated February 1, 2001 and filed with the Delaware Secretary of State on March 28, 2001, as amended (the "Certificate of Designations").

      In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder, the Company and the Warrantholder, for value received, hereby agree as follows:

      Section 1. Transferability and Form of Warrants.

      1.1 Registration. The Warrants shall be numbered and shall be registered on the books of the Company when issued. The Company may deem and treat the Warrantholder of record as the owner of the Warrants for the purpose of any exercise thereof and any distribution to the holder thereof and for all other purposes.

      1.2 Transfer. The Warrants shall be transferable in whole or in part only on the books of the Company maintained at its principal office in Irvine, California, or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Warrantholder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer, and if reasonably determined by counsel to the Company, an opinion of counsel reasonably satisfactory to the Company that such transfer is exempt from registration under the Securities Act of 1933, as amended (the "Act"). Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person or persons entitled thereto, and the surrendered Warrants shall be canceled by the Company.

      1.3 Transfer of the Warrants. The Warrants are freely transferable by the Warrantholder. The Warrants may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the term "Warrantholder" shall include any transferee or transferees of the Warrants pursuant to this subsection 1.3, and the term "Warrants" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution or transfer pursuant to this Agreement. The Warrantholder agrees that prior to making any disposition of the Warrants or the Shares, the Warrantholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made if the Company has notified the Warrantholder that, in the opinion of counsel selected by the Company, a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a "Registration Statement") under the Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Securities and Exchange Commission (the "Commission").

      1.4 Form of Warrants. The text of the Warrants and the form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The number of Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its President or by a Vice President. A Warrant bearing the signature of an individual who was at the time of signature the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.

      The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

      1.5 Legend on Shares. Each Warrant certificate and certificate of Shares initially issued upon exercise of the Warrants shall bear the following legend, unless, at the time of exercise, such Shares are subject to a currently effective registration statement under the Act:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT PURSUANT TO A REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION AND IN COMPLIANCE WITH THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED."

      Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act, of the securities represented thereby) shall also bear the above legend unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions. In addition, if the Shares deliverable upon exercise of any Warrants are not subject to a currently effective Registration Statement under the Act, the Warrantholder shall deliver to the Company such representations and certifications as the

Company, or the Company's counsel, shall reasonably require in order to comply with applicable federal and state securities laws for the issuance of such Shares.

      Section 2. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled the Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person or persons entitled thereto a new Warrant certificate as so requested and the Warrants so surrendered for exchange shall be canceled by the Company.

      Section 3. Term of Warrants; Exercise of Warrants.

      3.1 Subject to the terms of this Agreement, the Warrantholder shall have the right, at any time during the period commencing at 9:00 a.m., Pacific Time, on October __, 2002, and ending at 5:00 p.m., Pacific Time, on the Warrant Termination Date (as said term is defined in the Loan Agreement), to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly filled in and signed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of this Section 3 and Sections 7 and 8 hereof), for the number of Shares in respect of which such Warrants are then exercised, but in no event for less than 100 Shares (unless less than an aggregate of 100 Shares are then purchasable under all outstanding Warrants held by a Warrantholder). Payment of the aggregate Warrant Price shall be made in cash, by check, or as set forth in
Section 3.3. The Warrantholder shall be entitled to a credit against the Warrant Price in accordance with the provisions of Section 1.04 of the Loan Agreement.

      3.2 The Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part. Any Warrants not surrendered to the Company for exercise in accordance with this Section 3.1 prior to 5:00 p.m., Pacific Time, on the Warrant Termination Date shall be void.

      3.3 The Warrants shall be deemed to have been exercised immediately prior to the close of business on the date of their surrender for exercise as provided above, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full Shares issuable upon such exercise together with cash, as provided in Section 9 hereof, in respect of any fractional Shares otherwise issuable upon such surrender; provided that if the Shares deliverable upon exercise of any Warrants are not subject to a currently effective Registration Statement under the Act, the Warrantholder has delivered such representations and certifications as the Company, or the Company's counsel, may reasonably require pursuant to Section 1.5 hereof. In the event that the Warrants are exercised in part, the Company at its expense will execute and deliver new Warrants of like tenor exercisable for the number of Shares for which the Warrants may then be exercised.

      Section 4. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the Shares; provided, however, that the Company shall not be required to pay any tax which may be payable with respect to any secondary transfer of the Warrants or the Shares.

      Section 5. Mutilated or Missing Warrants. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant.

      Section 6. Reservation of Shares. There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, (i) out of its authorized Preferred Stock, such number of Shares of Preferred Stock as shall be subject to purchase under the Warrants, and (ii) out of its authorized common stock, such number of Conversion Shares as the Shares may be converted into in accordance with the terms of the Certificate of Designations.

      Section 7. Warrant Price. The price per Share at which Shares shall be purchasable upon the exercise of the Warrants (the "Warrant Price") shall be $1.35 subject to further adjustment pursuant to Section 8 hereof.

      Section 8. Adjustments. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events (if and to the extent such events are permitted or consented to in accordance with the terms and covenants in the Loan Agreement), as follows:

      8.1 Mergers, Consolidations or Sale of Assets. If at any time there shall be a capital reorganization (other than a combination or subdivision of Preferred Stock otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive upon exercise of the Warrants and payment of the Warrant Price, the number of Shares of Preferred Stock or other securities or property of the Company or the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the Shares deliverable upon exercise of the Warrants would have been entitled under the provisions of the agreement in such reorganization, merger, consolidation or sale if the Warrants had been exercised immediately before consummation of such reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of the Warrants with respect to the rights and interests of the Warrantholder after the reorganization, merger, consolidation or sale to the end that the provisions of the Warrants (including adjustment of the Warrant Price then in effect and the number of Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of the Warrants.

      8.2 Splits, Subdivisions and Dividends. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding Shares of Preferred Stock or the determination of the holders of Preferred Stock entitled to receive a dividend or other distribution payable in additional Shares of Preferred Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Shares of Preferred Stock (hereinafter referred to as the "Preferred Stock Equivalents") without payment of any consideration by such holder for the additional Shares of Preferred Stock or Preferred Stock Equivalents (including the additional Shares of Preferred Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Warrant Price shall be appropriately decreased and the number of Shares shall be appropriately increased in proportion to such increase of outstanding shares so that the Warrantholder would have the number of shares to which a holder of the Shares deliverable upon exercise of the Warrants would have been entitled had the warrants been exercised immediately prior to such split, subdivision or dividend for the same aggregate price as would have been paid immediately prior to such split, subdivision or dividend.

      8.3 Combination or Reverse Split of Shares. If the number of Shares of Preferred Stock outstanding at any time after the date hereof is decreased by a combination of, or a reverse split affecting, the outstanding Shares of Preferred Stock, the Warrant Price shall be appropriately increased and the number of Shares shall be appropriately decreased in proportion to such decrease in outstanding shares so that the Warrantholder would have the number of shares to which a holder of the Shares deliverable upon exercise of the Warrants would have been entitled had the warrants been exercised immediately prior to such combination or reverse split for the same aggregate price as would have been paid immediately prior to such combination or reverse split.

      8.4 No Adjustment. No adjustment in the number of Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of Shares then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of Shares purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this subsection 8.4 are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

      8.5 Notice of Adjustment. Whenever the number of Shares purchasable upon the exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Warrants and the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

      Section 9. Fractional Interests; Current Market Price. The Company shall not be required to issue fractional Shares on the exercise of the Warrants. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of the Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the then Current Market Price multiplied by such fraction. For purposes of this Agreement, the term, "Current Market Price" shall mean the average of the per share closing bid prices of the Company's Preferred Stock quoted in the Over-the-Counter Market summary or the average of the per share closing prices quoted on the NASDAQ National Market or on any exchange on which the Preferred Stock is listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) for five (5) trading days prior to the date notice of exercise is given to the Company. If trading in the Preferred Stock is not reported by the NASDAQ system, the bid price referred to above shall be the average of the lowest bid price for five (5) trading days as reported in the "pink sheets" published by the National Quotation Bureau, Incorporated. If the Preferred Stock is quoted on the NASDAQ National Market or listed on any exchange, the closing price referred to above shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices.

      Section 10. No Rights as Stockholders; Notices to Warrantholders. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its respective transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

      (a) any action which would require an adjustment pursuant to Section 8; or

      (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed:

      then the Company shall give notice in writing of such event to the Warrantholder, as provided in Section 14 hereof, at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.

      Section 11. Registration Rights.

      11.1 Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of security holders of the Company on a registration statement on form S-1, S-2, S-3, SB-1, SB-2 or other applicable form, the Company will (i) promptly give to each Warrantholder, each holder of Shares and each holder of Conversion Shares, at their respective addresses as they appear on the records of the Company, written notice thereof and (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Conversion Shares (but only Conversion Shares, including Conversion Shares obtained upon the exercise of the Warrants and conversion of the Shares into Conversion Shares occurring after the date of the notice) specified in a written request made by any Warrantholder, holder of Shares or holder of Conversion Shares within thirty (30) days after delivery of the written notice from the Company. Such written request may specify some or all of a holder's Conversion Shares.

            11.2 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Warrantholder, holder of Shares or holder of Conversion Shares as a part of the written notice given. In such event the right of any such holder to registration pursuant to Section 11.1 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Conversion Shares in the underwriting to the extent provided herein.

            11.3 Expenses. All fees, disbursements and out-of-pocket expenses in connection with the filing of any registration statement under this Section 11 (or obtaining the opinion of counsel and any no-action position of the Commission with respect to sales under Rule 144) and in complying with applicable securities and Blue Sky laws shall be borne by the Company including reasonable fees of one counsel for the holders of Conversion Shares. The Company at its expense will supply any holder of Conversion Shares with copies of such registration statement and the prospectus included therein and other related documents, and any opinions and no-action letters in such quantities as may be reasonably requested by the holder of Conversion Shares.

            11.4 The Company agrees that until all Conversion Shares have been sold under a registration statement or pursuant to Rule 144 under the Act, it will keep current in filing all materials required to be filed with the Commission in order to permit the holders of such securities to sell the same under Rule 144.

      Section 12. Indemnification.

            12.1 In the event of the filing of any registration statement with respect to the Conversion Shares pursuant to Section 11 hereof, the Company will indemnify the holder of Conversion Shares, its officers, directors and partners, legal counsel and accountants and each person controlling such holder of Conversion Shares within the meaning of Section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant to
Section 11 hereof, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse such holder of Conversion Shares, its officers, directors, partners, legal counsel and accountants and each person controlling such holder of Conversion Shares, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the holder of Conversion Shares and stated to be specifically for use therein.

            12.2 The holder of Conversion Shares will, if Conversion Shares held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel and accountants against all claims, losses, damages and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other offering document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, its directors, officers, partners, legal counsel and accountants, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other offering document in reliance upon and in conformity with written information furnished to the Company by the holder of Conversion Shares specifically for use in such registration statement, prospectus, offering circular or other offering document; provided, however, that the obligations of the holder of Conversion Shares hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the holder of Conversion Shares (which consent shall not be unreasonably withheld).

            12.3 Each party entitled to indemnification under this Section 12 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 12, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

      Section 13. Contribution. If the indemnification provided for in Section 12 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      Section 14. Notices. Any notice pursuant to this Agreement by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been duly given on the date of delivery or refusal indicated on the return receipt if delivered or mailed by certified mail, return receipt requested:

      (a) If to the Warrantholder or a holder of Shares addressed to Pharmaceutical Product Development, Inc., 3151 South 17th Street, Wilmington, NC 28412; Attention: President.

      (b) If to the Company addressed to it at 19000 MacArthur Boulevard, Suite 500, Irvine, CA 92612, Attention: Hassan Salari, President.

Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

      Section 15. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrantholder, or the holders of Shares shall bind and inure to the benefit of their respective successors and assigns hereunder.

      Section 16. Merger or Consolidation of the Company. The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 8 are complied with.

      Section 17. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State.

      Section 18. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrantholder and the holders of

Shares any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrantholder, the holder of Shares and the holders of Conversion Shares.

      Section 19. Amendments. This Agreement may be amended only by a written instrument executed by duly authorized representatives of the Company and the Warrantholder.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

CHEMOKINE THERAPEUTICS CORP.

By: _________________________
    Name: Hassan Salari
    Title: President

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

By: __________________________
    Name: ____________________
    Title: Authorized Officer

                                    Exhibit A

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
 BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS
    AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER
           EXCEPT PURSUANT TO A REGISTRATION OR AN EXEMPTION FROM SUCH
          REGISTRATION AND IN COMPLIANCE WITH THE AGREEMENT PURSUANT TO
                             WHICH THEY WERE ISSUED

                            Warrant Certificate No. 1

                WARRANT TO PURCHASE 2,000,000 SHARES OF SERIES A
                           CONVERTIBLE PREFERRED STOCK

                              VOID AFTER 5:00 P.M.
                  PACIFIC TIME ON THE WARRANT TERMINATION DATE

                          CHEMOKINE THERAPEUTICS CORP.

                           INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE

      This certifies that, for value received, Pharmaceutical Product Development, Inc., the registered holder hereof or assigns ("Warrantholder"), is entitled to purchase from Chemokine Therapeutics Corp. (the "Company"), at any time and from time to time during the period commencing at 9:00 a.m., Pacific Time, on October __, 2002, and before 5:00 p.m., Pacific Time, on the Warrant Termination Date (as determined in the Agreement referred to below), at the purchase price per share of $1.35 (the "Warrant Price"), the number of shares of Series A Preferred Convertible Stock of the Company, par value $.001 per share ("Preferred Stock"), set forth above (the "Shares"). The number of Shares issuable upon exercise of each Warrant evidenced hereby and the Warrant Price shall be subject to adjustment from time to time as set forth in the Agreement referred to below.

      The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed and simultaneous payment of the Warrant Price at the principal office of the Company pursuant to the terms of the Agreement.

      The Warrants evidenced hereby represent the right to purchase an aggregate of up to 2,000,000 Shares, subject to certain adjustments, and are issued under and in accordance with a certain Warrant Agreement, dated as of October __, 2002, (the "Agreement"), between the Company and Warrant Holder and are subject to the terms and provisions contained in the Agreement, to all of which the Warrantholder by acceptance hereof consents.

      Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Shares of Preferred Stock as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares of Preferred Stock as evidenced by the Warrant or Warrants exchanged. No fractional Shares of Preferred Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Agreement.

      This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.

                                              CHEMOKINE THERAPEUTICS CORP.

                                           By:
                                                Dr. Hassan Salari, President

Dated: October __, 2002

                          CHEMOKINE THERAPEUTICS CORP.
                                  PURCHASE FORM

      CHEMOKINE THERAPEUTICS CORP.
      19000 MacArthur Boulevard, Suite 500
      Irvine, CA 92612
      Attention: Hassan Salari, President

            The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, __________ Shares of Series A Convertible Preferred Stock (the "Shares") provided for therein, and requests that certificates for the Shares be issued in the name of:

                          ___________________________
                          (Please Print or Type Name)

                         _____________________________
                         (Address, including zip code)

                     _____________________________________
                     (Social Security No. or Tax I.D. No.)

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance of the Shares purchasable under the Warrant Certificate be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Name of Warrantholder or Assignee:        ___________________________________
                                          (Please Print)

Address: ________________________

Signature: ______________________        Dated:  ____________________________

Note: The signature on this purchase must correspond with the name as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrants)

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned represented by the attached Warrant with respect to the number of Shares covered by the Warrant set forth below:

          (Name and Address of Assignee Must Be Printed or Typewritten)

                          Social Security No.                              No. of
Name of Assignee            or Tax I.D. No.                Address         Shares

      and does hereby irrevocably constitute and appoint Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

      Dated: ________

      _______________________________________
      Signature of Registered Holder

Note: The signature on this assignment must correspond with the names as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

                                  SCHEDULE 1.03

COMPOUND CTCE-9908 (ANTI-METASTASIS), SEE STRUCTURE IN APPENDIX 1.

       TESTS TO BE CARRIED OUT                     DURATION                              RATIONALE
TEST ONE:
Skin hypersensitivity reaction (mouse    3 months                              Whether long term use of the drug
or rats model)                                                                 induces allergic reaction.

Standards to be satisfied:               No immediate hypersensitivity
                                         reaction greater than currently
                                         marketed taxol or herceptin.

TEST TWO:
Nude mouse study or in vitro study       2 months                              Potential for compound to induce
with human cancer cell                                                         cancer cell growth.

Standards to be satisfied:               Compound should not increase
                                         cancer cell survival or growth
                                         as assessed by metabolic studies.

COMPOUND CTCE-021-4 (STEM CELL MOBILIZER), SEE STRUCTURE IN APPENDIX 1


      Tests to be carried out                          Duration                              Rationale
TEST THREE:
Single and multiple dose study in          3 months                              Compare efficacy of G-CSF to
animals and comparison to G-CSF.                                                 CTCE-021-4 and ensure the effect is
                                                                                 noted within 14 days and vascular
                                                                                 irritation

Standards to be satisfied:                 Compound should increase stem cell
                                           mobilization or neutrophil
                                           mobilization after several days
                                           of multiple injections in comparison
                                           to G-CSF.

TEST FOUR:
Ex-vivo study of the whole bone marrow     3 months                               Effect of CTCE-021-4 on CD34+
and purified CD34+ stem cells                                                     expansion, and bone marrow colony.
                                                                                  Toxicity on hematopoeitic cells.

Standards to be satisfied:                 Compound should increase CD34+ cells
                                           migration in an in vitro assay
                                           system.

                                   APPENDIX 1
                                       TO
                                  SCHEDULE 1.03

      Structure of compound CTCE-9908

Lyr-Gyl-Val-Ser-Leu-Ser-Tyr-Arg
                                \
                                  Lys-NH(2)
                                /
Lyr-Gly-Val-Ser-Leu-Ser-Tyr-Arg


     Structure of compound CTCE-021-4

Lys-Pro-Val-Ser-Leu-Ser-Tyr-Arg-Ala-Pro-Phe-Arg-Phe-Phe-Gly-Gly-Gly-Gly-Leu

-Lys-Trp-Ile-Gln-Glu-Tyr-Leu-Glu-Lys-Ala-Leu-Asn-NH(2)
 |                |
 |_ _ _ _ _ _ _ _ |

                             SCHEDULES 3.04 TO 3.29

SCHEDULE 3.04 Options, Warrants, etc.:

Response: H.C. Wainwright has registration rights on 400,000 shares. Chemokine has arranged and is arranging to issue additional shares in return for additional capital contributions as required by section 5.06 of the Agreement.

SCHEDULE 3.06 Changes in Financial Position:

Response: No adverse changes, other than simply using the Company's cash resources for the ordinary expenses of the Company.

SCHEDULE 3.07 Events Subsequent to date of the Balance Sheet:

Response: None.

SCHEDULE 3.08: Litigation:

Response: None.

SCHEDULE 3.10 Intellectual Property:

Response:

The following is a summary of the patents filed by the Company.

Patent Application                           Description                                  Remark
------------------                           -----------                                  ------
March 1998                           Composition of matter and method of      Therapeutic chemokine receptor
                                     use. Patent Allowed. WO-99/47158.        antagonists -

May 2000                             U.S., PCT composition of matter and      CXCR4 agonists treatment of
                                     method of use. Allowed. WO 01/76615.     hematopoietic cells

December 2000                        U.S., PCT composition of matter and      CXCR4 antagonists treatment of
                                     method of use. Allowed. WO 01/85196.     hematopoietic cells

January 2001                         U.S., PCT composition of matter and      Therapeutic use of a novel MCP-1
                                     method of use. Allowed. WO 02/45702      antagonist for treatment of Chemokine
                                                                              mediated diseases

January 2001                         U.S., PCT composition of matter and      IL-8 receptor antagonist-drug for
                                     method of use. Allowed. U.S.09/992,541   inflammatory and autoimmune diseases

February 2001                        U.S., PCT composition of matter and      MIP-1(alpha) receptor antagonists
                                     method of use. Filed                     - drug for T-cell mediated and
                                                                              autoimmune diseases

April 2001                           U.S., PCT composition of matter and      Tricyclic RANTES receptor ligands
                                     method of use. Filed

May 2001                             PCT patent Application, Composition of   Bicyclic Aromatic chemokine receptor
                                     matter and use. Filed                    ligands

August 2002                          US patent Application, Filed             Design of chemokine analogs for
                                                                              treatment of human diseases

SCHEDULE 3.11 Encumbrances:

Response: None

SCHEDULE 3.13 Insurance:

Response: Directors & Officers Insurance; Workers Compensation Insurance; General Liability Insurance;

SCHEDULE 3.14 Tax Elections:

Response: None

SCHEDULE 3.15 Agreements:

Response: (j) License Agreement with the University of British Columbia;
          (k) H.C. Wainwright Agreement

SCHEDULE 3.16 Loans and Advances:

Response: None

SCHEDULE 3.22 Names of the directors and officers of the Company:

Response: Directors: Hassan Salari ($250,000 salary, but Dr. Salari has not yet drawn any salary; if the Company achieves sufficient capital, Dr. Salari might take $50,000 in 2002), Bruce Blomstrom, Matthew Kurt, C. Richard Piazza (directors receive only warrants or stock to serve as directors). Hassan Salari is the only officer, serving as Chairman, President, and Secretary. Sheldon White is an outside accountant, who serves part-time as the outside CFO.

SCHEDULE 3.23 Agreements with affiliates or insiders:

Response: Dr. Salari has an employment agreement.

SCHEDULE 3.26 Employment-related agreements:

Response: See Schedule 3.23.

SCHEDULE 3.29 Conflicts of Interest:

Response: None.

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

                                  SCHEDULE 5.05

                                October __, 2002

Pharmaceutical Product Development, Inc.
3151 South 17th Street
Wilmington, NC 28412
Attention: Mr. Judd Hartman

         Re:    Chemokine Therapeutics Corp.

Ladies and Gentlemen:

            We have acted as counsel to Chemokine Therapeutics Corp. (the "Company").

            Our representation of the Company has been limited to discreet legal issues that have arisen from time to time, including in connection with the negotiation, preparation, execution and delivery of the following documents, each of even date unless otherwise indicated: Loan and Stock Warrant Agreement between the Company and you dated October 15, 2002, Warrant Agreement between the Company and you, Warrant Certificate issued by the Company to you and Promissory Note made by the Company payable to your order (collectively, the "Transaction Documents"). This opinion is furnished to you pursuant to Section
5.05 of the Loan and Stock Warrant Agreement and at the instruction of the Company. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Loan and Stock Warrant Agreement. This opinion is prepared in accordance with standard practices and principles governing third party legal opinions as reflected in such reports as the Third-Party Legal Opinion Report of the ABA Section of Business Law (dated May,
1992), the Business Law Section of the State Bar of California Report on the Third-Party Legal Opinion Report of the ABA Section of Business Law (dated May,
1992), the Legal Opinion Principles By the Committee on Legal Opinions of the Section of Business Law, American Bar Association, 53 Bus. Law. 831 (1998), and Third-Party "Closing" Opinions, A Report of The Tribar Opinion Committee, 53 Bus. Law. 591 (1998)

            For purposes of this Opinion Letter, the phrase "to our knowledge" means the conscious awareness of facts or other information by those lawyers in our firm who have

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Pharmaceutical Product Development, Inc.
October ___, 2002
Page 2

rendered legal services in connection with the representation described in the preceding paragraph. Furthermore, we have relied upon factual representations made by the Company, upon certificates of officers or individuals attesting to such facts contained therein, or upon the contents of documents actually reviewed. We have also made such examinations of law and facts as we deemed appropriate to form the basis for our opinions. No inference as to our knowledge of the existence or absence of facts should be drawn from the fact of our limited representation of the Company.

            The law covered by the opinions expressed herein is limited to Federal Law of the United States and the laws of the States of California and Delaware.

            Based upon and subject to the foregoing, we are of the opinion that:

            (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified and in good standing as a foreign corporation in California, and is not required to be duly qualified and in good standing as a foreign corporation in any other jurisdiction and has all requisite and material corporate power and authority to own or lease its properties and to conduct its business as currently conducted and to execute, deliver and perform its obligations under the Transaction Documents.

            (ii) The Warrants issued to you pursuant to the Warrant Agreement, the Shares of Series A Convertible Preferred Stock issuable upon the exercise of the Warrants ("Shares"), and the shares of the Company's Common Stock, $.001 par value, issuable upon the conversion of the Shares of Series A Preferred Stock ("Conversion Shares") have been duly authorized and (or in the case of the Conversion Shares) will be, upon exercise of the Warrants and payment therefor and conversion of the Shares, validly issued, fully paid and non-assessable securities of the Company, and the holders thereof are not and will not be subject to personal liability by reason of being such holders; none of the Shares and the Conversion Shares are subject to the preemptive rights of any stockholder of the Company, and all corporate action required to be taken for the authorization, issuance and sale of such securities has been validly and sufficiently taken; the Warrants constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, and the certificates proposed to represent the Shares are in due and proper form. The Company has reserved sufficient shares of Common Stock to permit the full conversion of the Shares.

            (iii) Each of the Transaction Documents has been duly and validly authorized, executed and delivered by the Company and is a legally valid and binding agreement of the Company enforceable in accordance with its terms.

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Pharmaceutical Product Development, Inc.
October ___, 2002
Page 3

            (iv) The authorized and outstanding capital stock of the Company consists of 24,000,000 authorized shares of Common Stock, par value $0.001, and 9,118,564 validly issued and outstanding shares of Common Stock, 6,000,000 authorized shares of Preferred Stock, and 150,000 validly issued and outstanding shares of Preferred Stock, such shares are fully paid and nonassessable with no personal liability attaching to the ownership thereof.

            (v) The execution and delivery by the Company of the Transaction Documents and the performance by the Company of its obligations therein
      (1) do not violate the Certificate of Incorporation (including the Certificate of Designations filed by the Company with the Delaware Secretary of State, as amended) or Bylaws of the Company, (2) do not violate applicable provisions of statutory laws or regulations, and (3) to our knowledge, do not violate or breach or result in a default under any order, writ, injunction or decree of any court, administrative agency or other governmental authority or any agreement or contract by which the Company is or may be bound.

      Our opinions above are subject to bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and general principles of equity. The opinion that any agreement is enforceable is subject to the qualification that certain provisions of an agreement covered by this letter may be unenforceable, but such unenforceability will not, subject to the other exceptions, qualifications, and limitations in this letter, render the agreement invalid as a whole or substantially interfere with the realization of the principal benefits provided by the agreement. Furthermore, our opinions are subject to the qualifications set forth in the "California Understanding" and the "California Qualifications" as set forth in the Business Law Section of the State Bar of California Report on the Third-Party Legal Opinion Report of the ABA Section of Business Law (dated May, 1992). The "California Understanding" and the "California Qualifications" are attached to this letter.

      Subject to the foregoing, this opinion may be relied upon by you in connection with the Loan and Stock Warrant Agreement, the Warrant Agreement and the Promissory Note, but it may not be used or relied upon by you or any other person for any other purpose whatsoever, except to the extent authorized herein, without our prior written consent.

                                Very truly yours,

                         SQUIRE SANDERS & DEMPSEY L.L.C.

                                       3
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Pharmaceutical Product Development, Inc.
October ___, 2002
Page 4

      California Understanding. When a Remedies Opinion is given: (i) the Opinion Giver shall review each agreement of the Client to which the Remedies Opinion applies; (ii) the Opinion Giver need not conduct legal research as to any such agreement unless the Opinion Giver, in applying reasonable professional judgment to that agreement, should recognize, without conducting legal research, that there is a not insignificant degree of uncertainty as to the enforceability of such agreement based on the existence of California Law (or federal Law and Delaware Law if the Opinion is also given under federal Law and Delaware Law) directly applicable to the Client, the Transaction, or both; and (iii) the Opinion Giver may rely on general contract law principles to support an opinion as to the enforceability of such an agreement in the absence of California Law (or federal Law and Delaware Law if the Opinion is also given under federal Law and Delaware Law) that the Opinion Giver, in applying reasonable professional judgment to that agreement, should recognize, in accordance with (ii) above, as being directly applicable to the Client, the Transaction, or both.

      California Qualifications. The following shall be deemed to be excluded from the coverage of any Remedies Opinion unless the Opinion Giver has explicitly addressed the specific legal issue in the Opinion Letter:

1. Choice-of-law provisions;

2. Covenants not to compete;

3. Provisions for penalties, liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, and increased interest rates upon default;

4. Time is-of-the essence clauses;

5 . Confession of judgment clauses;

6. Provisions that contain a waiver of (i) broadly or vaguely stated rights,
(ii) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver,
(iii) unknown future defenses, and (iv) rights to damages;

7. Provisions that attempt to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings;

8. Provisions that provide for the appointment of a receiver;

                                       4
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Pharmaceutical Product Development, Inc.
October ___, 2002
Page 5

9. Forum selection clauses and consent to jurisdiction clauses (both as to personal jurisdiction and subject matter jurisdiction); and

10. Provisions appointing one party as an attorney-in-fact for an adverse party.

                                       5